Exhibit 4.1

$550,217.41                                                February 1, 2006
                                                           Red Bank New Jersey


                                 PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation with an address at 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 ("Payor) hereby promises to pay to the order of Herbert Kurinsky, with an address at 16 Barberry Drive, Ocean, New Jersey 07712 ("Payee"), the sum of Five Hundred Fifty Thousand Two Hundred Seventeen Dollars and Forty One Cents ($550,217.41), together with interest from the date hereof at the rate of 4.50% per annum, computed on the basis of a 360-day year and actual days elapsed, in 48 equal monthly installments, each in the amount of $12,500, commencing on February 1, 2006. All unpaid accrued interest and principal shall be paid in full on January 1, 2010 (the "Maturity Date"). In the event of a Change of Control of the Payor, as defined in that certain Separation Agreement dated as of February 1, 2006 between Payor or Payee and to which this
Note is originally attached as an exhibit (the "Separation Agreement"), the remaining principal and interest payments due under the Note shall become immediately due and payable without demand from Payee.

         Payment of this Note shall be made in lawful money of the United States, in immediately available funds without deduction, counterclaim or set-off, to the Payee at Payee's address set forth above, or such other address as the Payee may notify Payor in writing.

         At any time and from time to time, Payor may, at its option, prepay all or part of the principal balance of this Note without penalty or premium, provided that any partial prepayments shall be in increments of Ten Thousand Dollars ($10,000). Any partial prepayments shall be applied by Payee first to accrued and unpaid interest and then to the principal of this Note. Payor shall give Payee five (5) business days' prior written notice of any prepayment.

         Payor hereby waives diligence, demand, presentment, protest and notice of any kind in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

         In the event of litigation with respect to this Note, Payor hereby waives the right to trial by jury and all rights of set-off and to interpose counterclaim and cross-claims. Payor agrees to pay all expenses of enforcement including collection costs and attorneys' fees, expenses and disbursements.

         In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Payor for the use, forbearance or detention of the money advanced or to be advanced hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

         If one or more of the following events (herein called "Event of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) default in the payment of any installment of principal on this Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise;

         (ii) default in the payment of any installment of interest on this Note; or

         (iii) the Payor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or

         (iv) there occurs a Change Of Control of the Payor, as that term is defined in the Separation Agreement; or

         (v) an order, judgment or decree is entered adjudicating the Payor bankrupt or insolvent which is not dismissed within 60 days; or


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         (vi) the Payor petitions or applies to any tribunal for the appointment of a trustee or receiver of the Payor or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to the Payor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect; or

         (vii) any petition or application declaring the Payor bankrupt or insolvent is filed, or any such proceedings are commenced against the Payor, and the Payor by any act indicates its approval thereof, consent or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee or receiver, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days, then the holder of this Note, by notice in writing to the Payor, may declare the principal of this Note then outstanding and the interest accrued thereon if not already due and payable, to be due and payable immediately, and upon any such declaration, the same shall become and shall be immediately due and payable, anything in this Note contained to the contrary notwithstanding. Upon the occurrence of any Event of Default hereunder, Payee shall send a written notice of such default ("Notice of Default") to Payor declaring the nature of the Event of Default. Payor shall have five (5) business days to cure any Event of Default, if such event of Default may be cured within such time. In the Event of Default is not so cured, then Payor shall immediately (and in no event later than two (2) days thereafter) pay all amounts due under this Note to Payee. Upon the delivery by Payee of the Notice of Default to Payor, interest shall accrue at the rate of 12% per annum until all principal and interest is paid in full and shall be compounded monthly.

         This Note shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.


                                      PAYOR: FIRST MONTAUK FINANCIAL CORP.


                                      By: /s/ Victor K. Kurylak
                                         --------------------------------------
                                         Victor K. Kurylak
                                         President & C.E.O.